Exhibit  99.4
PEAKSTONE REALTY TRUST AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Financial Statements

As used in these unaudited pro forma consolidated financial statements, unless the context otherwise requires, “we,” “us,” “PKST” and the “Company” mean Peakstone Realty Trust and its consolidated subsidiaries.

On November 4, 2024, certain indirect wholly-owned subsidiaries of the Company entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”), pursuant to which the we agreed to acquire from certain affiliates of Alterra Property Group, LLC a portfolio of 51 industrial outdoor storage properties (the “IOS Portfolio”) located throughout the United States. The aggregate consideration paid by us to acquire the IOS Portfolio was approximately $490.0 million, subject to proration and certain adjustments described in the Purchase and Sale Agreement.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The unaudited pro forma consolidated balance sheet as of September 30, 2024 is based on our historical consolidated balance sheet as of that date and has been prepared to reflect (i) the IOS Portfolio acquisition, (ii) various separate financing transactions that the Company entered into in connection with the IOS Portfolio acquisition (the “Financing Transactions”) and (iii) certain other adjustments, as if such transactions and adjustments had occurred on September 30, 2024.  The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are based on the Company’s historical consolidated statements of operation for those periods and have been prepared to reflect (i) the IOS Portfolio acquisition, (ii) the Financing Transactions and (iii) certain other adjustments, as if such transactions and adjustments had occurred on January 1, 2023.

The unaudited pro forma consolidated financial statements (i) are based on available information and assumptions that we deem reasonable; (ii) are presented for informational purposes only; (iii) do not purport to represent our financial position or results of operations or cash flows that would actually have occurred assuming the IOS Portfolio acquisition, the Financing Transactions and certain other adjustments had occurred on September 30, 2024 for the unaudited pro forma consolidated balance sheet or the IOS Portfolio acquisition, the Financing Transactions and certain other adjustments had occurred on January 1, 2023 for the unaudited pro forma consolidated statements of operations; and (iv) do not purport to be indicative of the Company’s future financial condition or results of operations.  In management’s opinion, all adjustments necessary to reflect the effects of the transactions have been made.  The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

PEAKSTONE REALTY TRUST
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEETS
As of September 30, 2024
(in thousands, except share and per share amounts)
	Historical Peakstone Realty Trust	IOS Portfolio	Financing Transactions and Other Transaction Accounting Adjustments	Pro forma Peakstone Realty Trust
	(A)	(B)	(C)
ASSETS
Cash and cash equivalents	$241,550	$(213,292)	$107,418	$135,676
Restricted cash	25,181	—	—	25,181
Real estate:
Land	212,312	257,910	—	470,222
Building and improvements	1,836,900	244,898	—	2,081,798
Tenant origination and absorption cost	370,946	36,509	—	407,455
Construction in progress	1,017	—	—	1,017
Total real estate	2,421,175	539,317	—	2,960,492
Less: accumulated depreciation and amortization	(554,820)	—	—	(554,820)
Total real estate, net	1,866,355	539,317	—	2,405,672
Intangible assets, net	27,603	1,500	—	29,103
Deferred rent receivable	65,511	—	—	65,511
Deferred leasing costs, net	16,842	—	—	16,842
Goodwill	74,052	—	—	74,052
Right of use assets	33,369	—	—	33,369
Interest rate swap asset	12,042	—	—	12,042
Other assets	45,373	—	—	45,373
Real estate assets and other assets held for sale, net	36,456	—	—	36,456
Total assets	$2,444,334	$327,525	$107,418	$2,879,277
LIABILITIES AND EQUITY
Debt, net	$1,168,010	$280,000	$107,418	$1,555,428
Interest rate swap liability	10,255	—	—	10,255
Distributions payable	8,436	—	—	8,436
Due to related parties	589	—	—	589
Intangible liabilities, net	13,884	40,817	—	54,701
Lease liability	46,860	—	—	46,860
Accrued expenses and other liabilities	62,862	6,708	—	69,570
Liabilities held for sale	1,267	—	—	1,267
Total liabilities	1,312,163	327,525	107,418	1,747,106

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,377,254 and 36,377,254 shares issued and outstanding, historical and pro forma, respectively	37	—	—	37
Additional paid-in capital	2,996,900	—	—	2,996,900
Cumulative distributions	(1,100,893)	—	—	(1,100,893)
Accumulated deficit	(850,992)	—	—	(850,992)
Accumulated other comprehensive income	2,791	—	—	2,791
Total shareholders’ equity	1,047,843	—	—	1,047,843
Noncontrolling interests	84,328	—	—	84,328
Total equity	1,132,171	—	—	1,132,171
Total liabilities and equity	$2,444,334	$327,525	$107,418	$2,879,277

PEAKSTONE REALTY TRUST
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2024
(in thousands, except share and per share amounts)

	Historical Peakstone Realty Trust	IOS Portfolio	Financing Transactions and Other Transaction Accounting Adjustments	Pro forma Peakstone Realty Trust
	(AA)	(BB)	(CC)
Revenue:
Rental income	$170,140	$26,386	$—	$196,526
Expenses:
Property operating expense	18,737	1,479	—	20,216
Property tax expense	13,309	1,980	—	15,289
Property management fees	1,184	—	—	1,184
General and administrative expenses	27,918	—	—	27,918
Corporate operating expenses to related parties	476	—	—	476
Depreciation and amortization	69,155	11,603	—	80,758
Real estate impairment provision	50,774	—	—	50,774
Total expenses	181,553	15,062	—	196,615
(Loss) income before other income (expenses)	(11,413)	11,324	—	(89)
Other income (expenses):
Interest expense	(46,134)	(4,988)	(14,087)	(65,209)
Other income, net	12,802	—	—	12,802
Gain from disposition of assets	25,245	—	—	25,245
Extinguishment of debt	(508)	—	—	(508)
Goodwill impairment provision	(4,594)	—	—	(4,594)
Transaction expenses	(578)	—	—	(578)
Net (loss) income	(25,180)	6,336	(14,087)	(32,931)
Net loss attributable to noncontrolling interests	2,042	—	—	2,042
Net (loss) income attributable to controlling interests	(23,138)	6,336	(14,087)	(30,889)
Net (loss) income attributable to common shareholders	$(23,138)	$6,336	$(14,087)	$(30,889)
Net loss attributable to common shareholders per share, basic and diluted	$(0.64)			$(0.86)
Weighted-average number of common shares outstanding, basic and diluted	36,344,568			36,344,568

PEAKSTONE REALTY TRUST
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2023
(in thousands, except share and per share amounts)

	Historical Peakstone Realty Trust	IOS Portfolio	Financing Transactions and Other Transaction Accounting Adjustments	Pro forma Peakstone Realty Trust
	(DD)	(EE)	(FF)
Revenue:
Rental income	$ 254,284	$ 35,331	$ —	$ 289,615
Expenses:
Property operating expense	29,090	1,458	—	30,548
Property tax expense	21,523	2,997	—	24,520
Property management fees	1,813	—	—	1,813
General and administrative expenses	42,962	—	—	42,962
Corporate operating expenses to related parties	1,154	—	—	1,154
Real estate impairment provision	409,512	—	—	409,512
Depreciation and amortization	112,204	15,765	—	127,969
Total expenses	618,258	20,220	—	638,478
(Loss) income before other income (expenses)	(363,974)	15,111	—	(348,863)
Other income (expenses):
Interest expense	(65,623)	(6,429)	(18,766)	(90,818)
Other income, net	13,111	—	—	13,111
Net loss from investment in unconsolidated entity	(176,767)	—	—	(176,767)
Gain from disposition of assets	29,164	—	—	29,164
Goodwill impairment provision	(16,031)	—	—	(16,031)
Transaction expenses	(24,982)	—	—	(24,982)
Net (loss) income	(605,102)	8,682	(18,766)	(615,186)
Distributions to redeemable preferred shareholders	(2,375)	—	—	(2,375)
Preferred units redemption	(4,970)	—	—	(4,970)
Net loss attributable to noncontrolling interests	54,555	—	—	54,555
Net (loss) income attributable to controlling interests	(557,892)	8,682	(18,766)	(567,976)
Distributions to redeemable noncontrolling interests attributable to common shareholders	(36)	—	—	(36)
Net (loss) income attributable to common shareholders	$ (557,928)	$ 8,682	$ (18,766)	$ (568,012)
Net (loss) income attributable to common shareholders per share, basic and diluted	$ (15.50)			$ (15.78)
Weighted-average number of common shares outstanding, basic and diluted	35,988,231			35,988,231

1.	Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(A) Represents the unaudited consolidated balance sheet of Peakstone Realty Trust as of September 30, 2024.  See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

(B) Reflects the IOS Portfolio acquisition as if it had occurred on September 30, 2024 for aggregate consideration of approximately $490.0 million, plus an additional $10.0 million of capitalizable transaction costs. At the effective time of the transaction, the Company funded the acquisition with a $280.0 million draw on its revolving credit facility and $213.3 million of cash on hand.

The Company has performed a preliminary purchase price valuation analysis of the fair market value of the IOS Portfolio’s assets acquired and liabilities assumed, and expects to account for this transaction as an asset acquisition. Using the total consideration for the acquisition, the Company has estimated the allocations to such assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price as of November 4, 2024 (in thousands):

Assets acquired:
Land	$257,910
Building and improvements	244,898
Tenant origination and absorption cost	36,509
Total real estate	539,317
Intangible assets	1,500
Total assets acquired	540,817
Liabilities acquired:
Intangible liabilities	40,817
Total assets and liabilities acquired	$500,000

The difference between the draw on the revolving credit facility ($280.0 million) and cash paid ($213.3 million) compared to the purchase price ($500.0 million) is comprised of the following (in thousands):

Credit for advance rent	$1,597
Credit for security deposits	745
Credit for tax prorations	1,702
Credit for advance recoveries	17
Credit for capital items	2,647
$6,708

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma consolidated balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its annual report on Form 10-K for the year ending December 31, 2024 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of real estate; (2) changes in allocations to intangible assets and liabilities, and (3) other changes to liabilities.

(C)  On October 31, 2024, under the Ninth Amendment to the Second Credit Agreement dated, the Company obtained an additional $175.0 million term loan (“New Term Loan”). The proceeds from the New Term Loan, less $1.1 million of commitment fees, were utilized to paydown the current balance on our revolving credit facility.  In addition, the Company obtained three separate fixed-rate mortgage loans, two obtained on November 1, 2024 and one obtained on November 4, 2024, all of which are secured by assets within its existing portfolio for an aggregate principal amount of $110.3 million. We incurred financing fees for the New Term Loan of $2.1 million, inclusive of the commitment fees listed above and $1.9 million for the mortgage loans. Proceeds from these mortgage loans were used to fund a portion of the IOS Portfolio acquisition.

The following table summarizes the adjustments to reflect the additional debt obtained by the Company (in thousands):

September 30, 2024
New Term Loan	$175,000
Commitment fees on New Term Loan	(1,050)
New mortgage loans	110,326
Financing fees	(2,908)
Paydown on revolving credit facility	(173,950)
Total change in Debt, net	$107,418

2.	Unaudited Pro Forma Consolidated Statements of Operations Adjustments

(AA) Represents the unaudited historical consolidated statement of operations of the Company for the nine months ended September 30, 2024.  See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

(BB) Reflects the IOS Portfolio for the nine months ended September 30, 2024 as of the IOS Portfolio acquisition had occurred on January 1, 2023.

The following table presents the revenues and certain expenses of the IOS Portfolio for the nine months ended September 30, 2024, as adjusted to reflect the pro forma impact of the IOS Portfolio acquisition (in thousands):
	Nine Months Ended September 30, 2024 (1)	Adjustments		Total
Revenues
Rental revenue	$20,171	$1,053	(2)	$21,224
		5,131	(3)	5,131
Miscellaneous income	31	—		31
Total revenues	20,202	6,184		26,386

Certain expenses
Operating expenses	1,149	330	(4)	1,479
Taxes and insurance	2,310	(330)	(4)	1,980
Total certain expenses	3,459	—		3,459
Revenues in excess of expenses	$16,743	$6,184		$22,927

(1)
This information is derived from statements of revenues and certain expenses of the IOS Portfolio prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Reflects the net impact of straight-line rent.

(3)	Reflects the amortization of the net amount of above- and below-market lease intangibles based on the preliminary purchase price allocation described in Note (B).

(4)	Reflect the reclassification of insurance costs to operating expenses.

Depreciation expense is calculated, for purposes of the unaudited pro forma consolidated statement of operations based on an estimated useful life range of 1-40 years for buildings, an estimated useful life range of 1-15 years for building improvements, and the remaining contractual, in-place lease term for intangible lease assets. In utilizing these useful lives for determining the pro-forma adjustments, management considered the length of time the property had been in existence, the maintenance history and anticipated future maintenance, and any contractual stipulations that might limit the useful life.

At the effective time of the transaction, the Company drew $280.0 million on its revolving credit facility. With the additional debt, the Company’s leverage ratio was greater than or equal to 45% but less than 50%, which indicates a spread of 1.80% over SOF Rate and a 0.1% index, for a total rate of 6.60% for the revolving credit facility.

(CC) The terms of the New Term Loan require periodic interest payments priced at SOF Rate plus a spread based on our current leverage ratio. With the additional debt required for the IOS Portfolio acquisition, our leverage ratio was greater than or equal to 45% but less than 50%, which indicates a spread of 1.75% over the SOF Rate for a total rate of 6.55% for the New Term Loan. In connection with The New Term Loan, the Company incurred approximately $2.1 million of financing fees that will be amortized over the four-year term, which includes the one-year extension option of the New Term Loan.  In addition, we secured three fixed-rate mortgage loans described above in Note (C). The first fixed-rate mortgage loan for $49.6 million has a contractual rate of 5.48% and a term of seven and a half years with financing fees of $0.8 million.  The second fixed-rate mortgage loan for $37.7 million has a contractual rate of 5.31% and a term of five years with financing fees of $0.5 million.  The third fixed-rate mortgage loan for $23.0 million has a contractual rate of 6.51% and a term of five years with financing fees of $0.6 million. The related financing fees will be amortized over the applicable term of the loan.

The following table summarizes the adjustment to reflect the interest the Company would have incurred as a result of this additional debt for the nine months ended September 30, 2024 (in thousands):
Nine Months Ended September 30, 2024
Interest expense	$13,457
Deferred financing fee amortization	630
Total	$14,087

(DD) Represents the audited historical consolidated statement of operations of the Company for the year ended December 31, 2023.  See the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(EE) The following table summarizes the adjustment to reflect the interest the Company would have incurred as a result of the additional debt described in Note (CC) above for the year ended December 31, 2023  (in thousands):

Year Ended December 31, 2023
Interest expense	$17,926
Deferred financing fee amortization	840
Total	$18,766

(FF) Reflects the IOS Portfolio for the year ended December 31, 2023 as of the IOS Portfolio acquisition had occurred on January 1, 2023.

The following table presents the revenues and certain expenses of the IOS Portfolio for the year ended December 31, 2023, as adjusted to reflect the pro forma impact of the IOS Portfolio acquisition (in thousands):
	Year Ended December 31, 2023 (1)		Adjustments		Total
Revenues
Rental revenue	$ 24,618		$ 3,823	(3)	$ 28,441
			6,842	(4)	6,842
Miscellaneous income	48		—		48
Total revenues	24,666		10,665		35,331

Certain expenses
Operating expenses	1,116		342	(5)	1,458
Taxes and insurance	3,338		(342)	(5)	2,996
Total certain expenses	4,455	(2)	—		4,454
Revenues in excess of expenses	$ 20,211		$ 10,665		$ 30,877

(1)
This information is derived from statements of revenues and certain expenses of the IOS Portfolio prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act.

(2)	Amounts may not sum due to rounding.

(3)	Reflects the net impact of straight-line rent.

(4)	Reflects the amortization of the net amount of above- and below-market lease intangibles based on the preliminary purchase price allocation described in Note (B).

(5)	Reflect the reclassification of insurance costs to operating expenses.